UNITED STATES

SECURITY AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

VISIUM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11325 Random Hills Road, Suite 360

Fairfax, Virginia 22030

(Address of principal executive offices, including zip code)

(703) 225-3443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

On March 28, 2019, Visium Technologies, Inc. (the “Company”) entered into a Software License Agreement, (the “Agreement”) with MITRE Corporation (“MITRE”), a non-profit research organization serving the United States Government. The Agreement grants the Company a license to a patented technology called CyGraph, which is a cybersecurity application that is a tool for cyber warfare analytics, visualization and knowledge management (the “Software”). Pursuant to the Agreement, the Company is required to have a marketable, demonstrable and saleable product or service using the Software within a specified time period, and the Company is required to pay to MITRE a royalty fee after the achievement of a certain milestone of sales of such product or service.

On April 1, 2019, the Company issued a press release announcing the Company’s entry into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Set forth below is a list of exhibits to this Current Report on Form 8-K:

Exhibit No.:	Description:

99.1	Visium Technologies, Inc. press release dated April 1, 2019 announcing Software License Agreement with the MITRE Corporation*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: April 3, 2019	By:	/s/ Mark Lucky
Mark Lucky
Chief Financial Officer